EXHIBIT 5.1

TroyGould PC

1801 Century Park East

16th Floor

Los Angeles, California 90067

December 6, 2012

CytRx Corporation

11726 San Vicente Boulevard

Suite 650

Los Angeles, California 90049

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by CytRx Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), including a related prospectus included in the Registration Statement (the “Prospectus”). The Registration Statement relates to the offer by the Company from time to time of up to $100,000,000 of securities of the Company (collectively, “Securities”), which may include shares of common stock, par value $.001 per share (“Common Stock”), shares of preferred stock, par value $.01 per share (“Preferred Stock”), and warrants to purchase Common Stock or Preferred Stock (“Warrants”), which may be sold and issued separately, together or as units (“Units”) with the other Securities. The Prospectus contemplates that it will be supplemented in the future by one or more prospectus supplements setting forth the specific terms of each offer and sale of Securities (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws, resolutions of the Board of Directors of the Company relating to the Registration Statement, the Securities and related matters, and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and applicable reported judicial decisions interpreting the Delaware General Corporation Law. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated herein with respect to the issuance of the Securities.

Based upon and subject to the foregoing and the additional qualifications and limitations set forth below, we are of the opinion that:

1. When the issuance and the terms of sale of shares of Common Stock have been duly authorized and established by the Board of Directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), and restated bylaws, as amended (the “Bylaws”), and such shares have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise of Warrants, when such shares of Common Stock have been duly issued and delivered as contemplated by the terms of the Warrants), such shares of Common Stock will be validly issued, fully paid, and nonassessable.

2. When the issuance and the terms of sale of shares of Preferred Stock have been duly authorized and established by the Board of Directors of the Company in conformity with the Certificate of Incorporation, including the designations of rights, preferences and privileges of such Preferred Stock, and the Bylaws and such shares have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise of Warrants, when such shares of Preferred Stock have been duly issued and delivered as contemplated by the terms of the Warrants), such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

3. When the issuance and the terms of sale of Warrants have been duly authorized and established by the Board of Directors of the Company and such Warrants have been issued and delivered against payment of their full purchase price and in accordance with the applicable warrant, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the issuance and the terms of sale of Units have been duly authorized and established by the Board of Directors of the Company and such Units have been issued and delivered against payment of their full purchase price and in accordance with the applicable purchase, underwriting, or similar agreement and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

With your permission, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions: (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete, and all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement will be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), prior to the Company’s offer and sale of any Securities, and such effectiveness will not be suspended or terminated as of the date of the offer and sale of any Securities; (3) the Company’s Board of Directors will adopt resolutions duly authorizing each offer and sale of Securities and establishing the terms of the sale of such Securities, and such resolutions will not be rescinded and will not be modified in a manner that adversely affects the opinions expressed above; (4) in compliance with the Securities Act and the rules and regulations thereunder, the Company will prepare and file with the Commission a Prospectus Supplement describing the terms of each offering of Securities; (5) a definitive purchase, underwriting, warrant, or similar agreement will be duly executed and delivered by the Company and the other parties thereto with respect to each offer and sale of Securities; (6) the number of shares of its Common Stock to be issued pursuant to the Registration Statement, the Prospectus, and any Prospectus Supplement, together with the number of then-outstanding shares of Common Stock, will not exceed the number of shares of Common Stock authorized in the Company’s amended and restated certificate of incorporation; (7) the purchase price of all Securities will consist solely of cash; (8) in connection with each issuance of Securities, the Company will duly execute and deliver stock certificates, warrant certificates, or unit certificates, as applicable, in the form filed by the Company as exhibits to the Registration Statement or, with respect to Common Stock or Preferred Stock issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; (9) the Company’s offer and sale of Securities, and compliance with any definitive purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will not violate any applicable law, rule, regulation, or public policy or any judgment, order or decree of any court having jurisdiction over the Company; (10) the Company’s offer and sale of Securities, and compliance with any definitive purchase, underwriting, warrant, or similar agreement pertaining to such offer and sale, will not constitute a default under, or a breach of, any agreement to which the Company is a party or is otherwise subject, and neither the Certificate of Incorporation nor the Bylaws will be amended after the date of this opinion letter in a manner that would cause such offer or sale of Securities to constitute a violation of the Certificate of Incorporation or the Bylaws; and (11) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

Our opinions expressed above are subject to, and limited and qualified by the effect of: (1) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other similar laws and court decisions relating to, limiting, or affecting the rights and remedies of creditors; (2) general principles of equity, whether considered in a proceeding in equity or at law (including, without limitation, the possible unavailability of the remedies of specific performance, injunctive relief, or any other equitable remedy), concepts of materiality, reasonableness, good faith, and fair dealing, and the discretion of the court or arbitrator before which a proceeding is brought; (3) the unenforceability under certain circumstances of provisions relating to the indemnification of, or contribution to, a party with respect to liabilities incurred by such party including, without limitation, in connection with a violation of applicable securities laws; and (4) public policy considerations that may limit the rights of parties to obtain remedies.

This opinion is provided in connection with the transactions contemplated by the Registration Statement and may not be used or relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of the matter set forth below, and no opinion may be implied or inferred beyond that expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ TROYGOULD PC